                                                                   EXHIBIT 4.03




                             SHAREHOLDERS' AGREEMENT



                                      among



                          ATLANTIC DATA SERVICES, INC.



                                       and



                              CERTAIN SHAREHOLDERS







                               As of July 15, 1988

                                TABLE OF CONTENTS

Article                                                                     Page
-------                                                                     ----
ARTICLE I -- PRELIMINARIES..............................................       1
   1.1 Definitions......................................................       1
   1.2 Current Ownership of Capital Stock...............................       6
   1.3 Transfers Void...................................................       7
ARTICLE II -- TRANSFERS OF CAPITAL STOCK................................       7
   2.1 Proposed Voluntary Transfer of Capital Stock by Shareholders.....       7
   2.2 Issuances of Capital Stock by Corporation........................      15
   2.3 Involuntary Transfers............................................      16
ARTICLE III -- REGISTRATION RIGHTS......................................      21
   3.1 Demand Registrations.............................................      21
   3.2 Incidental or "Piggyback" Registration...........................      22
   3.3 Registration Procedures..........................................      24
   3.4 Indemnity........................................................      26
ARTICLE IV -- OTHER RIGHTS..............................................      27
   4.1 Election of Directors............................................      27
   4.2 Majority Vote of Directors.......................................      29
   4.3 Death or Incapacity of Management Shareholders...................      31
   4.4 Insurance........................................................      32
ARTICLE V -- MISCELLANEOUS..............................................      32
   5.1 Term.............................................................      32
   5.2 Governing Law; Consent to Jurisdiction...........................      33
   5.3 Legend...........................................................      33
   5.4 Corporate Obligations............................................      33
   5.5 Binding on Transferees...........................................      34
   5.6 Notices..........................................................      34
   5.7 References to Closing Dates......................................      35
   5.8 Severability.....................................................      35
   5.9 Counterparts.....................................................      35
   5.10 Entire Agreement................................................      35
   5.11 Waiver..........................................................      36
   5.12 Consent to Specific Performance.................................      36
   5.13 Multiple Classes of Capital Stock...............................      36
   5.14 Variations in Pronouns..........................................      36
   5.15 By-laws.........................................................      37

                             SHAREHOLDERS' AGREEMENT

         SHAREHOLDERS' AGREEMENT, dated as of July 15, 1988, by and among ATLANTIC DATA SERVICES, INC. (the "Corporation"), a Massachusetts corporation having its principal office at One Batterymarch Park, Quincy, Massachusetts 02169, and the Major Shareholders (as defined in Section 1.1.10) whose names and addresses appear on Schedule I attached hereto.

         The Major Shareholders own the shares of the issued and outstanding capital stock of the Corporation set forth on Schedule I attached hereto. The Major Shareholders and the Corporation desire to enter into an agreement that, among other things, imposes restrictions on the transfer of the shares of the Corporation's capital stock owned by the Major Shareholders. Accordingly, in consideration of the premises and the mutual covenants and agreements herein provided, the parties hereto agree as follows:

                                    ARTICLE I

                                  PRELIMINARIES

         1.1 Definitions. As used herein, the following terms shall be defined as set forth below:

         1.1.1 "Act" means the Securities Act of 1933, as amended.

                  1.1.2 An "Affiliate" of any entity or person is any individual or any partnership, corporation, group or trust that directly or indirectly, by way of majority ownership, (i) controls, (ii) is controlled by or (iii) is under common control with, such entity or person.

                           The Affiliates of GAIL shall also include any bona
fide director, officer or employee of or consultant to any partnership, corporation, group, or trust that directly or indirectly, by way of majority ownership, (i) controls, (ii) is controlled by or (iii) is under common control with, General Atlantic, or members of the immediate family of any such person (or trust for his or their benefit).

                  1.1.3 The "Applicable Percentage" of any Major Shareholder means the percentage arrived at by dividing (i) the aggregate number of Common Shares then owned by (a) that Major Shareholder, (b) the members of the immediate family of that Major Shareholder and (c) any trust, the only beneficiaries of which are members of the immediate family of that Major Shareholder by (ii) the aggregate number of shares of Capital Stock then issued and outstanding. For purposes of this computation, each reference to Common Shares shall be deemed to reflect the conversion into Common Shares of all Common Stock Equivalents, if any, then issued and outstanding.

                  1.1.4 "Capital Stock" means (i) the Voting Common Stock, (ii) the Non-Voting Common Stock, (iii) the Special Common Stock, (iv) any other class of capital stock of the Corporation, and (v) any security or obligation which is by its terms convertible into capital stock and any warrant, option or other subscription or purchase right with respect to capital stock.

                  1.1.5 "Common Shares" means the Voting Common Stock, and the Special Common Stock.

                  1.1.6 "Common Stock Equivalents" means any security or obligation which is by its terms convertible into Common Shares and any warrant, option or other subscription or purchase right with respect to Common Shares.

                  1.1.7 "Family Percentage" means the percentage arrived at by dividing (i) the number of Common Shares then owned by a member of the immediate family of a Major Shareholder, the estate of a deceased Major Shareholder, or a trust for the benefit of members of the immediate family of a Major Shareholder by (ii) the aggregate number of Common Shares then owned by all Major Shareholders. For purposes of this computation, (a) each reference to Common Shares shall be deemed to reflect the conversion of all Common Stock Equivalents, if any, then owned by Major Shareholders, by members of the immediate families of Major Shareholders, or by trusts for benefit of the members of the immediate families of Major Shareholders, into Common Shares and
(b) (with respect to the number referred to in clause (ii) above only) all Common Shares held by Affiliates of GAIL or by members of the immediate family of any of the other Major Shareholders, or by trusts for the benefit of members of the immediate families of the other Major Shareholders shall be deemed to be held by GAIL or by such other Major Shareholders, respectively.

                  1.1.8 "GAIL" means General Atlantic Investments Limited, a Bermuda corporation, and any Affiliate to which such corporation transfers substantially all of the Capital Stock owned by it.

                  1.1.9 "General Atlantic" means General Atlantic Investments Limited, a Bermuda corporation, and any Affiliate to which General Atlantic transfers any or all of the Capital Stock owned by it.

                  1.1.10 "immediate family" means mother, father, mother-in-law, father-in-law, spouse, children (including adopted children), brothers, sisters and grandchildren.

                  1.1.11 "Involuntary Transfer" means any transfer, proceeding or action (other than a transfer pursuant to Articles II and III hereof or a transfer, whether inter vivos, by will or through intestacy, to a Permitted Transferee or, by operation of law upon death, to the estate of a Shareholder the only beneficiaries of which, with respect to the Capital Stock owned by such Shareholder, are members of the immediate family of such Shareholder) by or in which a Shareholder shall be deprived or divested of any right, title or interest in or to any of the Capital Stock, involuntarily or by operation of law, including, without limitation, any seizure under levy of attachment or execution, any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the Federal Bankruptcy Code of 1978, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, any transfer pursuant to a separation agreement or the entry of a final court order in a divorce proceeding from which there is no further right of appeal, any transfer upon or occasioned by the death of any Shareholder, or any transfer to a legal representative of any Shareholder.

                  1.1.12 "Major Shareholder" means each of GAIL, Robert W. Howe, William H. Gallagher, Lee M. Kennedy and Edward B. Gardner (all of Schedule I).

                  1.1.13 "Major Shareholder Percentage" means the percentage arrived at by dividing (i) the number of Common Shares then owned by a Major Shareholder by (ii) the aggregate number of Common Shares then owned by all Major Shareholders. For purposes of this computation (a) each reference to Common Shares shall be deemed to reflect the conversion of all Common Stock Equivalents, if any, then owned by all Major Shareholders, by members of the immediate families of Major Shareholders, or by trusts for the benefit of members of the immediate families of Major Shareholders, into Common Shares and
(b) all Common Shares held by Affiliates of General Atlantic or by members of the immediate family of any of the other Major Shareholders, or by trusts for the benefit of members of the immediate families of any of the other Major

Shareholders, shall be deemed to be held by General Atlantic or by such other Major Shareholder(s), respectively.

                  1.1.14 "Management Shareholders" means Robert W. Howe ("Howe") and William H. Gallagher ("Gallagher").

                  1.1.15 "Management Shareholder Percentage" means the percentage arrived at by dividing (i) the number of Common Shares then owned by a Management Shareholder by (ii) the aggregate number of Common Shares then owned by both Management Shareholders. For purposes of this computation, (a) each reference to Common Shares shall be deemed to reflect the conversion of all Common Stock Equivalents, if any, then owned by both Management Shareholders, by members of the immediate families of Management Shareholders, or by trusts for the benefit of members of the immediate families of Management Shareholders, into Common Shares and (b) all Common Shares held by members of the immediate family of either of the Management Shareholders, or by trusts for the benefit of members of the immediate families of Management Shareholders shall be deemed to be held by such Major Shareholders, respectively.

                  1.1.16 "Non-Voting Common Stock" means the Class A Non-Voting Stock of the corporation, par value $.01 per share.

                  1.1.17 "Permitted Transferee" means a person or an entity who agrees in writing to be bound by the terms and conditions of this Agreement and who is (i) a member of the transferor's immediate family, (ii) an Affiliate of a Major Shareholder, (iii) a transferee to whom the Corporation and each Major Shareholder have expressly consented in writing, (iv) a trust for the benefit of a member of the transferor's immediate family or (v) upon the death of the transferor, the estate, or the executor thereof, of such transferor, pending distribution to the beneficiaries of the estate, provided that the only beneficiaries of the estate with respect to the Capital Stock are members of such transferor's immediate family.

                  1.1.18 "Public Sale Date" means the date on which a public offering of securities of the Corporation under the Act is effective.

                  1.1.19 "Qualified Investment Banker" means a nationally recognized investment banking firm that is (i) knowledgeable and experienced concerning the business of the Corporation, (ii) willing and able to serve in such capacity and to render the services required of it under this Agreement and
(iii) selected by the corporation's regular independent accountants from a list of investment banking firms submitted by each Major Shareholder.

                  1.1.20 "Shareholder" means the Major Shareholders listed on
Schedule I hereto, any other holder of Common Shares, and any Transferee.

                  1.1.21 "Special Common Stock" means convertible special common stock of the Corporation, par value $.01 per share.

                  1.1.22 "Stock Purchase Agreement" means the Stock Purchase Agreement dated the date hereof among the Major Shareholders and the Corporation.

                  1.1.23 "Transferee" means any direct or indirect transferee of Common Shares that is transferred by the Corporation or a Shareholder, including any transferee who takes from the Corporation by original issue or reissue from or after the date hereof, but does not include any direct or indirect transferee of Common Shares issued or transferred in a public offering under the Act.

                  1.1.24 "Voting Common Stock" means the common stock of the Corporation with voting rights, par value $.01 per share.

         1.2 Current Ownership of Capital Stock. Each Major Shareholder represents and warrants that as of the date hereof, except as shown on

Schedule I, (i) he owns of record and beneficially the number of shares of Capital Stock listed on Schedule I hereto opposite his name, and that other than as contemplated by or disclosed in this Agreement or the Stock Purchase Agreement, he has not pledged, hypothecated or granted any security interest in such shares of Capital Stock to any person, (ii) other than as contemplated by or disclosed in this Agreement or the Stock Purchase Agreement, he has not granted any person any right to purchase or otherwise acquire any interest in such shares of Capital Stock and (iii) other than as contemplated by or disclosed in this Agreement or the Stock Purchase Agreement, he owns such shares of Capital Stock free and clear of any liens, claims, options, charges, encumbrances, or rights of others; provided, however, that such Shareholder makes no representations with respect to the ownership of any Common Shares other than those purported to be owned by him as set forth on Schedule I.

         1.3 Transfers Void. Each Shareholder agrees that he will not sell, give, transfer, assign, pledge, grant a security interest in, or otherwise dispose of any capital Stock that such Shareholder now owns or hereafter acquires in violation of the terms and conditions of this Agreement. Any sale, gift, transfer, assignment, pledge, grant of a security interest in or other disposition of Capital Stock in violation of this Section shall be void ab initio.

                                   ARTICLE II

                           TRANSFERS OF CAPITAL STOCK

         2.1 Proposed Voluntary Transfer of Capital Stock by Shareholders.

                  2.1.1 Rights of First Refusal. Any Shareholder (each of whom is referred to in this Section 2.1 as an "Offering Shareholder") who desires to sell, give, transfer, assign, pledge, grant a security interest in or otherwise dispose of all or any portion of his Capital Stock (other than (i) to a Permitted Transferee, (ii) pursuant to Article III hereof, (iii) pursuant to the Stock Purchase Agreement or (iv) pursuant to an Involuntary Transfer), shall first make an offer (the "Offer") to sell, transfer, or assign the Capital Stock which is the subject of such desire (the "Offered Shares") to the Management Shareholders, the Corporation and the other Major Shareholders as provided herein. The Offering Shareholder shall send written notice of the Offer (the "Offering Shareholder's Notice") to the Corporation and to each of the Major Shareholders (and if a Major Shareholder has deceased, to trusts for the benefit of members of the immediate family of such Major Shareholder, the estate of such Major Shareholder and members of the immediate family of such Major Shareholder, in each case who are shareholders), stating the amount, identified by class, of the Offered Shares, the proposed purchase price therefor and the terms and conditions of the offer.

                  2.1.1(a) The Management Shareholders shall be entitled to purchase, upon the terms and conditions of the Offer, some or all of the offered Shares, upon written notice given to the Offering Shareholder, the Corporation and the Major Shareholders within 20 business days of the Offering Shareholder's Notice (the "First Offering Period"). Each Management Shareholder has the right, and may indicate in such notice his election, to purchase the balance of the Offered Shares if the other Management Shareholder does not exercise his right to purchase up to the full amount of his Management Shareholder Percentage of the Offered Shares. The failure of either or both Management Shareholders to exercise his or their rights to purchase the Offered Shares within the First Offering Period shall be regarded as a waiver of his or their rights to participate in the purchase of the offered Shares under this Subsection 2.1.1(a).

                  2.1.1(b) If the Management Shareholders do not elect to purchase all the Offered Shares as provided above, then the Corporation shall be entitled to purchase, upon the terms and conditions of the offer, some or all of the offered Shares, upon written notice given to the Offering Shareholder and the Major Shareholders within 20 business days after the end of the First Offering Period of the Offering Shareholder's Notice. The failure of the Corporation to exercise its right to purchase the Offered Shares within such 20 business-day notice period (the "Second Offering Period") shall be regarded as a waiver of its right to participate in the purchase of the Offered Shares.

                  2.1.1(c) If the Management Shareholders and the Corporation do not elect to purchase all of the Offered Shares as provided above, each Major Shareholder (including the Management Shareholders) shall then have the right to purchase, upon the terms and conditions of the offer, up to his Major Shareholder Percentage of the Offered Shares for which no such election has previously been made by the Management Shareholders or by the Corporation (the "Excess Offered Shares"). Each such Major Shareholder's right to purchase Excess Offered Shares shall be exercisable by written notice to the Offering Shareholder, the Corporation and the other Major Shareholders given within 5 business days after the end of the Second Offering Period (the "Third Offering Period"). Each such Major Shareholder has the right, and may indicate in such notice his election to purchase the balance of such Excess Offered Shares (the "Unpurchased Shares") if other Major Shareholders do not exercise their rights to purchase up to the full amount of their Major Shareholder Percentage of the Excess Offered Shares. The failure of any Major Shareholder to exercise his or its right to purchase the Excess Offered Shares within the Third Offering Period shall be regarded as a waiver of his or its right to participate in the purchase of the Excess Offered Shares under this Subsection 2.1.1(c).

                  2.1.1(d) If, after the Third Offering Period has ended, there are still Unpurchased Shares available, each Management Shareholder will again be entitled to purchase, upon the terms and conditions of the Offer, some or all of these Unpurchased Shares, up to his Management Shareholder Percentage, upon written notice given to the Offering Shareholder, the Corporation and the other Major Shareholders within 5 days after the end of the Third Offering Period (the "Fourth Offering Period"). Each Management Shareholder may indicate in such notice his election to purchase the balance of such Unpurchased Shares if the other Management Shareholder does not exercise his right to purchase up to the full amount of his Management Shareholder Percentage. The failure of either or both Management Shareholders to exercise his or their rights to purchase the Unpurchased Shares within the Third Offering Period shall be regarded as a waiver of his or their rights to participate in the purchase of the Unpurchased Shares.

                  2.1.1(e) Any Major Shareholder who has not elected to exercise his right to purchase Offered Shares or Excess Offered Shares under Subsections 2.1.1(a) or 2.1.1(c) and (a) any Affiliate of any Major Shareholder and (b) any member of the immediate family of any such Major Shareholder and any trust for the benefit of members of the immediate family of such Major Shareholder and any estate of such Major Shareholder, if such Major Shareholder has deceased (such member, trust or estate referred to herein as "Family Members"), who wishes to be a "Co-selling Shareholder" under this Subsection 2.1.1(e) (as that term is defined in Section 2.1.2) shall give written notice to the Offering Shareholder and the Corporation within 5 business days after the end of the Third Offering Period. In such event, the Co-Selling Shareholder shall be entitled to participate, upon the same terms and conditions, in an amount up to his Major Shareholder Percentage of the Offered

Shares in the sale of the Offered Shares to the Corporation and other Major Shareholders ("Inside Buyers"), which participation shall not be subject to the other requirements of Section 2.1.1; provided, however, that (x) if any of the Co-Selling Shareholders are GAIL and any Affiliates thereof, then all such entities shall act in concert with respect to any such participation and (y) if any of the Selling Shareholders are Family Members, then each such Family Member shall be entitled to participate in an amount up to his or its Family Percentage. Notwithstanding the above, if a Family Member of a Major Shareholder elects to exercise his co-sale rights under this Section 2.1.1(e), then, for purposes of this Section 2.1.1(e), the Major Shareholder Percentage with respect to such Major Shareholder shall be adjusted so that the amount of Common Shares owned by such Family Member shall be deducted from the amount of Common Shares referred to in clause (i) of Section 1.1.13. If the Co-Selling Shareholder sells shares of Capital Stock to an Inside Buyer pursuant to the co-sale rights herein described, the number of shares that the Offering Shareholder may then sell to the Inside Buyers pursuant to Section 2.1.1 shall be reduced by the number of shares (or amount) of Capital Stock sold by the Co-Selling Shareholder.

                  Irrespective of whether any co-sale rights are exercised pursuant to Subsection 2.1.1(e), unless the Corporation and/or any one or more of the Major Shareholders elect to purchase all of the Offered Shares as set forth above, neither the Corporation nor any Major Shareholder may purchase any of the Offered Shares unless the Offering Shareholder desires to sell less than all of the Offered Shares to the Inside Buyer, in which case the Offering Shareholder may sell less than all of the Offered Shares to the Inside Buyer and, if he elects, attempt to sell the balance of the Offered Shares to a third party as provided herein (provided, however, that if the Offering

Shareholder is selling less than all of the Offered Shares only because a Co-Selling Shareholder is participating in the sale pursuant to Subsection 2.1.1(e), then the Offering Shareholder may not sell the balance of the Offered Shares to a third party without first offering such to the other Major Shareholders pursuant to Section 2.1.1). Irrespective of whether any co-sale rights are exercised pursuant to Subsection 2.1.1(e), if the Major Shareholders and the Corporation together elect to purchase less than all of the Offered Shares, the Offering Shareholder may elect to sell all of the Offered Shares to a third party. The Offering Shareholder may sell, give, transfer, assign, pledge, grant a security interest in or otherwise dispose of, within six months of the Offering Shareholder's Notice, and subject to the provisions of Section
5.5 hereof, all, but not less than all, of the Offered Shares which the Offering Shareholder elects (in accordance with the provisions set forth above) to sell to a bona fide third-party purchaser for a purchase price that is no lower than that stated in the Offer and upon terms that, in the aggregate, are not materially less favorable than those stated in the Offer. If such sale to a third party is not consummated within such six-month period, the restrictions, terms and provisions provided for in Section 2.1.1 shall again become effective with respect to such Offered Shares, and no sale, gift, transfer, assignment, pledge, grant of a security interest in or other disposition of such Capital Stock may be made thereafter (other than to a Permitted Transferee or pursuant to Article III) by the Offering Shareholder without again offering the same to the Management Shareholders, the Corporation and the Major Shareholders in accordance with this Agreement.

                  2.1.2 Participation in Sales to Third Parties. If a Major Shareholder who is the recipient of an Offering Shareholder's Notice under
Section 2.1.1 hereof (and/or an Affiliate or Family Member of such Major

Shareholder) wishes to sell any or all of his or its Capital Stock on terms equivalent to those set forth in the Offering Shareholder's Notice, then such Major Shareholder (and/or an Affiliate or Family Member of such Major Shareholder) (for purposes of this Section 2.1.2, the "Co-Selling Shareholder") shall give written notice to the Offering Shareholder and the Corporation within 5 business days after the end of the Fourth Offering Period; provided, however, that if the Offering Shareholder has agreed to sell the Offered Shares at a price higher than the price described in the Offering Shareholder's Notice, then the Offering Shareholder shall again send written notice to the Major Shareholders (and if a Major Shareholder has deceased, to trusts for the benefit of members of the immediate family of such Major Shareholder, the estate of such Major Shareholder and members of the immediate family of such Major Shareholder, in each case who are Shareholders), stating the amount, identified by class, of the Offered Shares, the agreed purchase price therefor and the terms and conditions of such sale to the third party, and the other Major Shareholders (and/or Affiliates or Family Members of such other Major Shareholders) shall, if any of them wishes to sell any or all of his or its Capital Stock on terms equivalent to those set forth in the revised written notice, give written notice to the Offering Shareholder and the Corporation of his or its desire to participate in such sale within 10 business days from the date of such second notice. In such event, the Co-Selling Shareholder shall, except in a public offering of such Capital Stock, be entitled to participate, upon the same terms and conditions, in an amount up to his Major Shareholder Percentage of the Offered Shares, in the sale to any person (the "Prospective Buyer") of the Offered Shares (such participation not subject to Section 2.1.1); provided, however, that (x) if any of the Co-Selling Shareholders are GAIL and any Affiliates thereof, then all such entities shall act in concert with respect to any such participation and (y) if any of the Co-Selling Shareholders are Family Members, then each such Family Member shall be entitled to participate in an amount up to his or its Family Percentage. Notwithstanding the above, if a Family Member of a Major Shareholder elects to exercise his co-sale rights under this Section 2.1.2, then, for purposes of this Section 2.1.2, the Major Shareholder Percentage with respect to such Major Shareholder shall be adjusted so that the amount of Common Shares owned by such Family Member shall be deducted from the amount of Common Shares referred to in clause (i) of Section 1.1.13. If the Co-Selling Shareholder sells shares of Capital Stock to the Prospective Buyer pursuant to this Section 2.1.2, the number of Offered Shares that the Offering Shareholder may then sell to the Prospective Buyer pursuant to Section 2.1.1 shall be reduced by the number of shares (or amount) of Capital Stock sold by the Co-Selling Shareholder.(1)

                  2.1.3 Closing of Purchases of the Offered Shares. The closing of any purchase by the Corporation or any Major Shareholder pursuant to this
Section 2.1 of the Offered Shares shall be held at the principal office of the Corporation at 11:00 A.M. local time on or before the twentieth business day after the end of the Fourth Offering Period or at such other time and place as the parties to the transaction may agree upon. At the closing, the Offering Shareholder and any Co-Selling Shareholder shall deliver certificates representing the Offered Shares, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, and the Offered Shares shall be free and clear of any liens, claims, options, charges, encumbrances, or rights of



--------

(1) Co-sale rights under this Section 2.1.2 shall apply only to the balance of Capital Stock available to be sold to third parties after compliance with
Section 2.1.1 and shall not apply to the sale of any Capital Stock to a Major Shareholder by virtue of the exercise of any right of first refusal under
Section 2.1.1 nor to any sale by virtue of any co-sale right under Section 2.1.1(e).

others and each Offering Shareholder and Co-Selling Shareholder shall so represent and warrant, and further represent and warrant that he is the record and beneficial owner of the Offered Shares. Each party participating in the purchase shall deliver at the closing, by certified or official bank check, so much of the purchase price as is payable in cash. All parties to the transaction shall execute such documents as are otherwise customary and appropriate.

         2.2 Issuances of Capital Stock by Corporation.

                  2.2.1 Anti-Dilution Right. The Corporation shall give each Major Shareholder 15 business days' prior written notice of the proposed issuance of any Capital Stock ("Offered Securities") (other than in connection with an acquisition, combination, reorganization, reclassification, split-up, employee stock option plan (including the employee stock purchase plan of the Company in effect at the date hereof) or public offering of Capital Stock registered under the Act which, in each case, is approved by the Corporation's Board of Directors). By written notice to the Corporation (a "Purchaser Notice") given within 10 business days of being notified of such proposed issuance, a Major Shareholder shall be entitled to purchase all or part of his Applicable Percentage of such Offered Securities at the proposed issuance price. The failure of a Major Shareholder to deliver a Purchaser Notice within the 10 business-day notice period shall constitute a waiver of his right to participate in the purchase of the Offered Securities. Each Major Shareholder may also indicate in his Purchaser Notice, if he so elects, his desire to participate also in the purchase of any Excess Offered Securities (as defined below). If a Major Shareholder declines to purchase all or part of his Applicable Percentage of the Offered Securities, then the unaccepted participations of such declining Major Shareholder ("Excess Offered

Securities") shall automatically be accepted by any other Major Shareholder, if and to the extent that such other Major Shareholder indicated in his Purchaser Notice a desire to participate in the purchase of Excess Offered Securities. If more than one Major Shareholder elects to purchase such Excess Offered Securities, then all such Excess Offered Securities shall be allocated among such Major Shareholders pro rata relative to their Major Shareholder Percentages.

                  2.2.2 Closing. The closing of any purchase by the Major Shareholders of the Offered Securities under this Section 2.2 shall be held at the principal office of the Corporation at 11:00 A.M. local time on or before the 60th business day after the date on which the Major Shareholders receive notice of the proposed issuance or at such other time and place as the Corporation and those Major Shareholders purchasing the Offered Securities may agree upon. At such closing, the Major Shareholders participating in the purchase shall deliver, by certified or official bank check, so much of the purchase price for the Offered Securities as is payable in cash, and all parties to the transaction shall execute such documents as are otherwise customary and appropriate.

         2.3 Involuntary Transfers.

                  2.3.1 Rights of First Refusal. The Corporation shall give written notice (the "Involuntary Transfer Notice") to each Major Shareholder upon the occurrence, or prospective occurrence, of an Involuntary Transfer within 10 business days of the date on which the Corporation is notified of the occurrence or prospective occurrence of such Involuntary Transfer.

                  2.3.1(a) The Management Shareholders shall be entitled to purchase some or all of the Capital Stock that is the subject of the Involuntary Transfer (the "Transferred Shares") by notifying the involuntary transferee thereof, the Shareholder who held (or previously held) the Transferred Shares (or his estate in case of such Shareholder's death), the Corporation and the other Major Shareholders within 20 business days of the Involuntary Transfer Notice (the "First Transfer Period"). Each Management Shareholder has the right, and may indicate in such notice his election, to purchase the balance of the Transferred Shares if the other Management Shareholder does not exercise his right to purchase up to the full amount of his Management Shareholder Percentage of the Transferred Shares. The failure of either or both Management Shareholders to exercise his or their rights to purchase the Transferred Shares within the First Transfer Period shall be regarded as a waiver of their rights to participate in the purchase of the Transferred Shares under this Subsection 2.3.1(a).

                  2.3.1(b) If the Management Shareholders do not elect to purchase all the Transferred Shares as provided above, then the Corporation shall be entitled to purchase some or all of the Transferred Shares, upon written notice to the involuntary transferee, the shareholder who held (or previously held) the Transferred Shares (or his estate in the case of such Shareholder's death) and the Major Shareholders within 10 business days after the end of the First Transfer Period of the Offering Shareholder's Notice (the "Second Transfer Period"). The failure of the Corporation to exercise its right to purchase the Transferred Shares within such 10 business day notice period shall be regarded as a waiver of its right to participate in the purchase of the Transferred Shares.

                  2.3.1(c) If the Management Shareholders and the Corporation do not elect to purchase all of the Transferred Shares as provided above, each Major Shareholder shall be entitled to purchase up to his Major Shareholder Percentage of the Transferred Shares for which no such election has previously been made (the "Excess Transferred Shares"), upon written notice given to the involuntary transferee, the Shareholder who suffered the Involuntary Transfer (or his estate in the case of such Shareholder's death), the Corporation and the other Major Shareholders within 5 business days after the end of the Second Transfer Period (the "Third Transfer Period"). Each such Major Shareholder may also indicate in such notice, if he so elects, his desire to purchase the balance of such Excess Transferred Shares in excess of his Major Shareholder Percentage. The failure of any Major Shareholder to exercise his or its rights to purchase the Excess Transferred Shares within the Third Transfer Period shall be regarded as a waiver of his or its right to participate in the purchase of the Excess Transferred Shares under this Subsection 2.3.1(c). If any such Major Shareholder declines to purchase his Major Shareholder Percentage of the Excess Transferred Shares, then the unaccepted participations of such Major Shareholder (the "Unpurchased Transferred Shares") shall automatically be accepted by the other Major Shareholders if and to the extent that such other Major Shareholders indicated in their notice a desire to participate in the purchase of Unpurchased Transferred Shares. If more than such one Major Shareholder elects to purchase such Unpurchased Transferred Shares, then all such Unpurchased Transferred Shares shall be allocated among such Major Shareholders pro rata according to their Major Shareholder Percentages.

                  2.3.1(d) If, after the Third Transfer Period has ended, there are still Excess Transferred Shares available, each Management Shareholder will again be entitled to purchase, some or all of these Excess Transferred Shares, up to his Management Shareholder Percentage, upon written notice given to the involuntary transferee, the Shareholder who held (or previously held) the Transferred Shares (or his estate in the case of such Shareholder's death), the Corporation and the other Major Shareholders within 5 days after the end of the Third Transfer Period (the "Fourth Transfer Period"). Each Management Shareholder may indicate in such notice his election to purchase the balance of such Excess Transferred Shares to the extent any are available. The failure of either or both Management Shareholders to exercise his or their rights to purchase the Excess Transferred Shares within the Fourth Transfer Period shall be regarded as a waiver of his or their rights to participate in the purchase of the Excess Transferred Shares under this Subsection 2.3.1(d). It is understood that co-sale rights do not apply to transactions contemplated in this Subsection 2.3.1.

                  2.3.2 Purchase Price. The purchase price per share of any Transferred Shares shall be the "fair market value" thereof as determined by mutual agreement of the involuntary transferee and each party participating in such purchase, or if no such agreement can be reached, by an investment banking firm that is: (i) knowledgeable and experienced concerning the business of the Corporation, (ii) willing and able to complete such valuation within 60 days after being retained to make such valuation (or such other period as the involuntary transferee and the parties participating in such purchase shall mutually agree upon) and (iii) otherwise reasonably satisfactory to both the involuntary transferee and each party participating in such purchase. If the involuntary transferee and each such party shall not agree upon the selection of an investment banking firm within 45 days of the Involuntary Transfer Notice, a Qualified Investment Banker shall be selected for such purpose. The determination of the purchase price per share by an investment banking firm hereunder shall be final and binding upon all parties participating in such purchase and the involuntary transferee. The fees of any investment banking firm retained to determine the purchase price for the Transferred Shares shall be paid by the Corporation.

                  2.3.3 Closing. The closing of any purchase under this Section
2.3 shall be held at the principal office of the Corporation at 11:00 A.M. local time on or before the 20th business day after the date on which the involuntary transferee and each party participating in the purchase of Transferred Shares, or the investment banking firm selected pursuant to Section 2.3.2, reach a determination as to the purchase price for the Transferred Shares, or at such other time and place as the parties to the transaction may agree upon. At such closing, the involuntary transferee shall deliver certificates representing the Transferred Shares being purchased by each Major Shareholder and/or the Corporation, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, and the Transferred Shares shall be free and clear of any liens, claims, options, charges, encumbrances or rights of others arising through the action or inaction of the involuntary transferee and the involuntary transferee shall so represent and warrant, and further represent and warrant that he is the beneficial owner of the Transferred Shares. Each party participating in the purchase shall deliver at such closing, by certified or official bank check, payment in full for the Transferred Shares. At such closing, all parties to the transaction shall execute such documents as are otherwise customary and appropriate.

                  2.3.4 Additional Rights Upon Involuntary Transfer. In the event the provisions of this Section 2.3 shall be held to be unenforceable with respect to any particular involuntary transfer of Capital Stock, or if all of the Transferred Shares are not purchased pursuant to the provisions of Section 2.3.1, the Major Shareholders (other than Major Shareholders who may be the subject of such Involuntary Transfer) and the Corporation shall have rights of first refusal if the involuntary transferee subsequently desires to transfer such Capital Stock, in which event the involuntary transferee shall be deemed to be an "Offering Shareholder" under Section 2.1 and shall be bound by the other provisions of that Section and by all other provisions of this Agreement.

                                   ARTICLE III

                               REGISTRATION RIGHTS

         3.1 Demand Registrations.

                  3.1.1 Registration Rights. If either (i) a Major Shareholder (either alone or together with his Family Members and Affiliates or (ii) the Family Members of a deceased Major Shareholder, acting together (such Major Shareholder, the Family Members and Affiliates referred to in this Section 3.1 as a "Selling Shareholder") wishes to sell, transfer or otherwise dispose of Common Shares owned by him (including all Common Shares held by Family Members or Affiliates of such Major Shareholder, as the case may be) having an expected market value of at least $2,000,000 (such Common Shares are hereinafter referred to as the "Registration Shares"), and in the opinion of counsel for such Selling Shareholder (which opinion shall be reasonably acceptable to counsel for the Corporation) such proposed sale, transfer or other disposition may not be effected without registration under the Act, each such Selling Shareholder shall be entitled to make one written demand upon the Corporation to require the Corporation to file a registration statement under the Act with respect to such Registration Shares, which demand must be made prior to the fifth anniversary of the Public Sale Date. Upon receipt of each such demand (and delivery of the copy of such opinion of counsel, if requested by the Corporation), the Corporation shall expeditiously effect the registration under the Act of the Registration Shares. The notice for the first such registration statement for the Registration Shares may be delivered to the Corporation at any time no sooner than twelve months after the effective date of the first registration statement relating to the Common Shares filed by the Corporation under the Act. The notice for any subsequent registration statement by any other Selling Shareholder may be delivered to the Corporation at any time later than twelve months after the effective date of the most recent previous registration statement requested by a Selling Shareholder under this
Section 3.1.

                  The obligations of the Corporation under this Section 3.1.1 shall be subject to suspension in the reasonable discretion of the Corporation, by notice given to the Selling Shareholder, if prior to the consummation of the sale of the Registration Shares the managing underwriter of the proposed sale of the Registration Shares shall have limited in whole or in part the total number of Registration Shares to be sold; provided, however, that if the Corporation has included Common Shares to be sold by the Corporation in the registration statement for the Registration Shares, such Common Shares shall be removed from inclusion in the registration statement prior to the Corporation being able to suspend its obligations under this Section 3.1.1 and then the Corporation may suspend its obligations hereunder only if the managing underwriter again limits in whole or in part the total number of Registration Shares to be sold. The obligations of the Corporation to effect the sale of the Registration Shares shall resume once such limitation has been rescinded in full.

         3.2 Incidental or "Piggyback" Registration. If at any time the Corporation proposes to register any Common Shares or any other shares of the Corporation convertible to Common Shares under the Act for public sale for its own account or for the account of any holder of Capital Stock (for purposes of this Section 3.2, the "Initial Offering Shareholder"), the Corporation shall give each Major Shareholder (and, if a Major Shareholder is deceased, each member of the immediate family of such Major Shareholder) notice of such proposed registration at least 60 days prior to the filing of a registration statement. Upon the written request of any Major Shareholder (acting with respect to Common Shares owned by him and the members of his immediate family) or, if such Major Shareholder is deceased, the members of his immediate family, acting together (such Major Shareholder or his family, as the case may be, referred to in this Section 3.2 as an "Incidental Shareholder") delivered to the Corporation within 30 days after the receipt of the notice from the Corporation, which request shall state the number of Common Shares (the "Incidental Shares") that such Incidental Shareholder wishes to sell or distribute publicly under the registration statement proposed to be filed by the Corporation, the Corporation shall use its best efforts to register under the Act such Incidental Shares, and to cause such registration to become and remain effective so long as the Corporation keeps such registration effective as to such other Common Shares. The Corporation shall not be required to include as Incidental Shares any Common Shares of any Incidental Shareholder in any registration of Common Shares other than on Forms S-1 and S-2 or S-3 (if available), or such other forms as shall then be prescribed by the Securities and Exchange Commission under the Act as forms comparable to such forms. The Incidental Shares registered pursuant to this Section 3.2 must be purchased and offered for sale by a bona fide underwriter or underwriters in a public offering, and in the event that the underwriter or underwriters for the other Common Shares being sold do not or will not agree to purchase the Incidental Shares, then the Incidental Shareholder may, at the Corporation's expense, procure an additional underwriter or underwriters acceptable to the

Board of Directors of the Corporation to purchase the Incidental Shares. The Corporation may withdraw the registration statement at any time before it becomes effective or postpone the offering without obligation to any Incidental Shareholder. The Corporation's managing underwriter shall have the right to limit in whole or in part the total number of Incidental Shares to be sold hereunder, so long as such limitation is applied on a pro rata basis with respect to all Common Shares owned by the Corporation and the Incidental Shareholders (but not with respect to the Common Shares owned by the Initial Offering Shareholder) proposed or requested to be registered by the Corporation.

         3.3 Registration Procedures. With respect to any registration statement filed on behalf of a Selling Shareholder pursuant to Section 3.1 or an Incidental Shareholder pursuant to Section 3.2:

                  (a) The Selling Shareholders and Incidental Shareholders shall retain counsel and shall cause such counsel to deliver to the managing underwriter such opinions as the managing underwriter may reasonably require.

                  (b) If necessary, the Selling Shareholders and the Incidental Shareholders shall, upon request of the Corporation, execute powers of attorney, and deposit and custodian agreements in form and substance satisfactory to the managing underwriter.

                  (c) The Selling Shareholders and the Incidental Shareholders shall execute an underwriting agreement in form and substance satisfactory to the managing underwriter, which underwriting agreement may contain provisions whereby each Selling Shareholder or each Incidental Shareholder, as the case may be, indemnifies the underwriters with respect to all information contained in the registration statement and not covered by the certification of independent accountants. In the case of an offering contemplated under

Section 3.1.1, the Selling Shareholder shall have the right to designate the managing underwriter, which shall be a nationally recognized investment bank reasonably satisfactory to the Corporation.

                  (d) Other Registrations. If any of the Registration Shares or Incidental Shares require registration or qualification under the securities or "blue sky" laws of any state, or the approval of any state governmental official or authority, the Corporation will take all requisite action and use its best efforts to cause such Registration Shares or Incidental Shares to be duly registered, qualified or approved as may be required. If the Registration Shares or Incidental Shares meet the criteria for listing on any exchange on which the Common Shares of the Corporation are then listed, the Corporation shall apply for and use its best efforts to obtain a listing of all such Registration Shares or Incidental Shares on such exchange.

                  (e) Registration Obligations. The Corporation will deliver to a Selling Shareholder or an Incidental Shareholder after the effectiveness of any registration statement such reasonable number of copies of a definitive prospectus included in such registration statement and of any revised or supplemental prospectus as a Selling Shareholder or Incidental Shareholder may from time to time request. Upon the request of a Selling Shareholder or Incidental Shareholder, the Corporation shall file post-effective amendments or supplements to such registration statement for a period of three months in order that the registration statement may be effective at all times during such period and at all times comply with applicable federal and state securities laws (after which period the Corporation may withdraw such securities from registration), and deliver copies of the prospectus contained therein as provided above.

                  (f) Expenses. The Corporation shall pay all of the expenses in connection with the registration of Registration Shares or Incidental Shares, including, without limitation, the costs of preparing, printing and filing the registration statement in compliance with the Act, fees and expenses of counsel and accountants for the Corporation and the costs of preparing ancillary agreements, qualifying the offering under the securities or "blue sky" laws and regulations of the states in which the offering is qualified and complying with federal and state filing fees; provided, however, that each Selling shareholder and Incidental Shareholder shall pay any and all such expenses as are directly attributable to the registration and sale of Common Shares owned by such Selling Shareholder and Incidental Shareholder, including, but not limited to, underwriters' discounts or commissions, fees and expenses of counsel and accountants for the Selling Shareholders and any taxes payable with respect to the sale of such Common Shares.

         3.4 Indemnity. The Corporation will indemnify and hold harmless each Selling Shareholder under Section 3.1 hereof and each Incidental Shareholder under Section 3.2 hereof (referred to individually as an "Indemnitee"), the officers and directors of each such Indemnitee and each underwriter of Common Shares sold by such Indemnitee pursuant to such Section (and any person who controls such Indemnitee or underwriter within the meaning of Section 15 of the
Act) against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or allegedly untrue statement of a material fact contained in a prospectus or in any related registration statement, notification or the like or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, except insofar as the same may have been based on information furnished in writing to the Corporation by such Indemnitee or such underwriter expressly for use therein and used in accordance with such writing. Such Indemnitee, by acceptance of the provisions herein, agrees to furnish to the Corporation such information concerning such Indemnitee and the proposed sale or distribution as shall, in the opinion of counsel for the Corporation, be necessary in connection with any such registration or qualification of any Registration Shares or Incidental Shares, and to indemnify and hold harmless the Corporation, its officers and directors and each of its underwriters (and any person who controls the Corporation or such underwriters within the meaning of
Section 15 of the Act) against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or allegedly untrue statement of a material fact furnished in writing by such Indemnitee to the Corporation or to any underwriter of Common Shares sold by such Indemnitee, expressly for use in connection with such registration or qualification and used in accordance with such writing and from any omission therefrom or alleged omission therefrom of a material fact needed to be furnished or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading.

                                   ARTICLE IV

                                  OTHER RIGHTS

         4.1 Election of Directors. From the date hereof until the earlier of
(i) the date on which General Atlantic or either of the Management Shareholders (each together with their Family Members) holds a majority of the Common Shares,
(ii) the date on which the Management Shareholders (together with the members of their respective immediate families and trusts for the benefit of the members of their respective immediate families) each holds less than 10% of the outstanding Common Shares or Common Shares and Common Share

Equivalents Convertible into less than of the Common Shares (such amount referred to in this Section 4.1 as the "Minimum Amount"), (iii) the date on which one Management Shareholder has deceased or become mentally incapacitated and the other Management Shareholder (together with the members of his immediate family and trusts for the benefit of the members of his immediate family) holds less than the Minimum Amount or (iv) the date on which both Management Shareholders have deceased or become mentally incapacitated, unless all of the Major Shareholders (who are neither deceased nor mentally incapacitated) otherwise agree in writing, each Shareholder shall take, at any time and from time to time, all action (including voting the Common Shares owned by it, calling special meetings of shareholders and executing and delivering written consents) necessary to elect at least five and up to six members to the Corporation's Board of Directors, including (i) two persons designated by GAIL, one of whom shall be so designated at GAIL's sole discretion and the second of whom shall be so designated subject to the consent of the Management Shareholders, which consent shall not be unreasonably withheld, (ii) both of the Management Shareholders, (iii) a person designated at the sole discretion of the Management Shareholders or the surviving Management Shareholder and (iv) if desired by the Management Shareholders or the surviving Management Shareholder, a person designated by the Management Shareholders or the surviving Management Shareholder, subject to the consent of GAIL, which consent shall not be unreasonably withheld; provided, however, that if at any time GAIL or either Management Shareholder (together with trusts for the benefit of members of the immediate family of each such Management Shareholder or members of the immediate family of each such Management Shareholder) holds less than the Minimum Amount, then GAIL or such Management Shareholder, as the case may be, shall forfeit its or his rights and privileges under this Section 4.1, and the obligations of the other Shareholders to such Shareholder under this Section 4.1 shall terminate. For the second director appointed by GAIL, GAIL will use its best efforts to designate an independent individual knowledgeable in the computer services and/or banking industry. GAIL shall have the right to remove its own directors at its sole discretion, and shall have the right to replace one of its own such directors at its sole discretion and the second of its own such directors with the consent of the Management Shareholders, which consent shall not be unreasonably withheld. The Management Shareholders shall have the right to remove their own director or directors (not including the Management Shareholders themselves) at their sole discretion, and shall have the right to replace one of their own such directors at their sole discretion and the second of their own such directors with the consent of GAIL, which consent shall not be unreasonably withheld. Each Shareholder shall cooperate fully to fill any vacancies in the Board of Directors as promptly as possible, which vacancies shall be filled in accordance with the by-laws of the Corporation. Upon the death or mental incapacitation of a Management Shareholder, such Management Shareholder shall forfeit his rights and privileges under this Section 4.1, including his right to a seat on the Board of Directors of the Corporation, and the vacancy created by such forfeiture shall be filled in accordance with the by-laws of the Corporation. If a Major Shareholder forfeits his right and privileges under this Section 4.1 because of a decline in his or its ownership or control of Common Shares, nothing herein shall be construed to limit the number of directors to which other Major Shareholders shall otherwise be entitled to elect.

         4.2 Majority Vote of Directors. The Corporation shall not take any Major Action (as defined in this Section 4.2) without the approval of a majority of the Board of Directors, including at least one director designated by GAIL and both Howe and Gallagher; provided, however, that (i) the approval of a director designated by GAIL shall not be required if General Atlantic then holds less than 20% of the outstanding Common Shares or Common Shares and Common Share Equivalents convertible into at least 20% of the Common Shares, (ii) the approval of Howe shall not be required if (a) Howe, together with his Family Members, then holds less than 20% of the outstanding Common Shares or Common Shares and Common Share Equivalents convertible into at least 20% of the Common Shares or (b) Howe is then deceased or mentally incapacitated or (iii) the approval of Gallagher shall not be required if (x) Gallagher, together with his Family Members, then holds less than 20% of the outstanding Common Shares or Common Shares and Common Share Equivalents convertible into at least 20% of the Common Shares or (b) Gallagher is then deceased or mentally incapacitated. "Major Actions" are:

                  (a) the issuance of any form of long-term debt in excess of $500,000 in the aggregate, which amount shall be increased from time to time as aggregate operating income increases;

                  (b) the issuance of any form of equity of the Corporation;

                  (c) the declaration of any dividend;

                  (d) other than with respect to Howe and Gallagher as President and Executive Vice President, respectively, decisions with respect to the selection and compensation of the chief executive officer of the Corporation and all executives who report directly to the chief executive officer of the Corporation including all equity/option grants;

                  (e) approval of annual operating and capital budgets;

                  (f) decisions with respect to new businesses and acquisitions of new businesses, the latter not in excess of $500,000, which amount shall be increased from time to time as operating income increases;

                  (g) decisions concerning capital expenditures in the aggregate in excess of $500,000 per annum and other expenditures in the aggregate in excess of $250,000 per annum not included in the annual operating budget (which amounts shall be increased from time to time as operating income increases);

                  (h) the sale, lease or other disposition of assets outside the ordinary course of business;

                  (i) the sale, merger or liquidation of the Corporation;

                  (j) changes in the accounting methods or policies of the Corporation and any change in the auditors of the Corporation;

                  (k) changes in the Certificate of Incorporation or by-laws of the Corporation; and

                  (l) the purchase of Common Shares by the Corporation pursuant to section 2 of this Agreement.

                  Notwithstanding the foregoing, with respect to Board approval of decisions described in (l) Above (i) if the Selling Shareholder in question is General Atlantic, the Required Consent of General Atlantic shall not be required, (ii) if the Selling Shareholder is Howe, the Required Consent of Howe shall not be required and (iii) if the Selling Shareholder is Gallagher, the Required Consent of Gallagher shall not be required.

         4.3 Death or Incapacity of Management Shareholders. In the event of the death or incapacity of a Major Shareholder, all shares of Capital Stock then held or controlled by that Major Shareholder or his legal representatives shall, to the extent permitted by law, be voted by the Management Shareholders

(or other Management Shareholder, if the deceased or incapacitated Major Shareholder is a Management Shareholder). The Corporation agrees to recognize the authority of such person or persons, as the case may be, to vote such shares of Capital Stock. Each Major Shareholder agrees, upon the request of either Management Shareholder, to grant to such Management Shareholder such proxies, each coupled with an interest, and/or voting trust agreements as may be required by such Management Shareholder in order to give effect to the terms and provisions of this Section 4.3.

         4.4 Insurance. The Corporation agrees to apply, and the other parties hereto agree that they will use their best efforts to have the Corporation apply, the proceeds of any life insurance policies purchased by the Corporation with respect to the lives each of Howe, Gallagher, Lee E. Kennedy ("Kennedy") and Edward B. Gardner ("Gardner"), towards the purchase of Common Shares held by the respective estates of each of the above, if desired by the administrators of such estate, in the maximum aggregate amounts (in terms of value of Common shares at the then appraised value) of $1,000,000 for each of Howe and Gallagher, $300,000 for Kennedy and $100,000 for Gardner. If the administrators of such estates for any reason waive their right to sell such Common Shares as provided in this Subsection 4.4, the Company shall have the right to apply the proceeds of such life insurance policies at its sole discretion.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1      Term.  This Agreement shall terminate on the earliest of:

                  (a) ten years from the date hereof;

                  (b) the Public Sale Date; or

                  (c) termination by mutual agreement between the Corporation and the Major Shareholders;

provided, however, that the provisions of Sections 2.1.3, 2.2, Article III and
Article V shall survive any termination of this Agreement under Subsection (b) hereof, and shall terminate only upon the earlier of Subsection (a) or (c) above.

         5.2 Governing Law; Consent to Jurisdiction. This Agreement shall be subject to and governed by the laws of the Commonwealth of Massachusetts applicable to agreements to be entered into and performed entirely within such state.

         5.3 Legend. Each certificate evidencing Capital Stock now held or hereafter acquired by any Shareholder shall, for as long as this Agreement is effective, bear a legend as follows:

            "The transfer of any part of the Capital Stock represented by this certificate is restricted by the terms of a certain Shareholders' Agreement dated as of July 15, 1988, which provides, among other things, for certain rights of first refusal."

         5.4 Corporate Obligations. The Corporation agrees for itself and for its successors and assigns for the term of this Agreement:

                  (a) Insofar as is required, it consents to this Agreement;

                  (b) It will not transfer or reissue Capital Stock in violation of this Agreement or without requiring proof of compliance with this Agreement;

                  (c) It will not issue any Capital Stock from and after the effective date hereof without making the provisions hereof known to the person to whom such shares are to be issued;

                  (d) All certificates for Capital Stock issued by the Corporation and which are subject to this Agreement shall bear the legend as above stated; and

                  (e) It will cooperate in the enforcement of this Agreement and pay all fees and expenses required to be paid by it hereunder.

         5.5 Binding on Transferees. The provisions of this Agreement shall be binding upon any Transferees of Common Stock, including those taking from the Corporation by original issue or reissue from and after the date hereof. Other than in connection with a public offering of the Common Stock, the Corporation shall not issue, or record a transfer of, Common Stock to any person not a party hereto unless said person shall execute an acknowledgment of the terms hereof and agrees to be bound hereby, substantially in the form of Exhibits A-1 or A-2 attached hereto. Upon execution of any such form, said new Shareholder shall be deemed for all purposes to be a party hereto, shall be included as a Shareholder as defined herein, and shall enjoy all the rights and be subject to all the obligations created hereby with respect to Shareholders. Notwithstanding the foregoing, the rights provided herein to the Major Shareholders (and, where applicable, members of the immediate families of the Major Shareholders and trusts for the benefit of the members of the immediate families of the Major Shareholders) shall not be assignable and shall be exercisable only by the Major Shareholders (and, where applicable, members of the immediate families of the Major Shareholders and trusts for the benefit of the members of the immediate families of the Major Shareholders) and shall not survive in the event of a transfer of Common Shares except as specifically provided herein.

         5.6 Notices. All notices or other communications hereunder shall be in writing and shall be effective (i) when personally delivered by Federal

Express or other comparable courier to the party to be given such notice or other communication, or (ii) on the business day following the day such notice or other communication is sent by telex, facsimile or similar electronic device, fully prepaid, or (iii) on the fifth day following the date of deposit in the United States mails if such notice or other communication is sent by certified or registered air mail (or its equivalent) with return receipt requested and postage thereon fully prepaid. The addresses for such notices shall be as follows: (i) in the case of the Corporation, to its principal office as indicated above and (ii) in the case of a Shareholder, as set forth on the books and records of the Corporation, or, in each case, as that party may instruct by notice hereunder.

         5.7 References to Closing Dates. If any date specified hereunder as a closing date shall fall on other than a business day, such closing date shall occur on the next succeeding business day, subject to the right of the parties to such closing to specify a different closing date as provided herein.

         5.8 Severability. In the event any provision hereof is held void or unenforceable by any court, then such provision shall be severable and shall not affect the remaining provisions hereof.

         5.9 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.10 Entire Agreement. This Agreement and, with respect to parties also party to the Stock Purchase Agreement, the Stock Purchase Agreement constitute the entire agreement among the parties hereto, and, when executed by the parties hereto and, to the extent applicable, thereto, supersede all prior agreements (including both Shareholders' Agreements among Howe, Gallagher, Kennedy and Gardner dated March 25, 1980), understandings and communications, either verbal or in writing, among the parties hereto with respect to the subject matter contained herein. Any amendment or variation of this Agreement must be in writing and duly signed by the parties hereto.

         5.11 Waiver. Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by each of the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

         5.12 Consent to Specific Performance. The parties hereto agree that it is impossible to measure the monetary damages that would accrue to a party by reason of a failure by any other party to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the party seeking such relief has an adequate remedy at law.

         5.13 Multiple Classes of Capital Stock. In the event that a Major Shareholder is entitled to and elects to purchase pursuant to the terms and conditions of this Agreement his Major Shareholder Percentage, Management Shareholder Percentage or Applicable Percentage of Capital Stock constituting more than one class of securities, then such Major Shareholder shall purchase his Major Shareholder Percentage, Management Shareholder Percentage or Applicable Percentage, as the case may be, of each such class of Capital Stock.

         5.14 Variations in Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent person or persons or entity or entities may require.

         5.15 By-laws. In the event that any provision of this Agreement shall conflict with any provision of the Corporation's by-laws, the Shareholders agree that they will use their best efforts to amend such provision of the Corporation's by-laws to conform to such provision of this Agreement.

         5.16 Notwithstanding any term or provision of Article II of this Agreement to the contrary, any transfer or sale of Capital Stock to any person, partnership, corporation, group, trust or other entity (except a Permitted Transferee) shall be deemed a transfer or sale which is subject to all the terms and provisions of Article 2.

         IN WITNESS WHEREOF, the undersigned have hereunto duly set their hands.
                                   SHAREHOLDERS:

                                   /s/ Robert W. Howe
                                   ---------------------------------------------
                                   Robert W. Howe

                                   /s/ William H. Gallagher
                                   ---------------------------------------------
                                   William H. Gallagher

                                   /s/ Lee M. Kennedy
                                   ---------------------------------------------
                                   Lee M. Kennedy

                                   /s/ Edward B. Gardner
                                   ---------------------------------------------
                                   Edward B. Gardner



                                   GENERAL ATLANTIC INVESTMENTS
                                          LIMITED

                                   By: /s/ Craig P. Mayor
                                      ------------------------------------------
                                   Name:  Craig P. Mayor
                                   Title:  Treasurer

                                   THE CORPORATION:
                                   ATLANTIC DATA SERVICES, INC.

                                   By: /s/ Robert W. Howe
                                      ------------------------------------------
                                   Name:  Robert W. Howe
                                   Title:  President

                                  EXHIBIT A-l*

                          ACKNOWLEDGMENT AND AGREEMENT

         The undersigned wishes to receive from ___________________ ("Transferor") certain shares (the "Shares") of the ___________ Stock, par value $________ per share, of ATLANTIC DATA SERVICES, INC., a Massachusetts corporation (the "Corporation");

         The Shares are subject to that certain Shareholders' Agreement, dated as of July 15, 1988 (the "Agreement");

         The undersigned has been given a copy of the Agreement and afforded ample opportunity in which to read it, and the undersigned is thoroughly familiar with its terms;

         Pursuant to Section 5.5 of the Agreement, the Corporation is prohibited from issuing certificates evidencing ownership of the Shares to certain persons unless and until such persons first acknowledge the terms thereof and agree to be bound thereby; and

         The undersigned wishes to receive such a certificate;

         NOW, THEREFORE, in consideration of the premises and to induce the Corporation to issue such a certificate to the undersigned, the undersigned does hereby acknowledge complete familiarity with the terms of the Agreement and does hereby agree fully to be bound thereby.

         This _____ day of ______________, 19___.

                                             ___________________________________

______________

*        For transfers of previously issued stock.

                                  EXHIBIT A-2*
                          ACKNOWLEDGMENT AND AGREEMENT

         The undersigned wishes to receive from ATLANTIC DATA SERVICES, INC., a Massachusetts corporation (the "Corporation"), certain newly issued shares (the "Shares") of the ___________ Stock, par value $_________ per share of the Corporation;

         Pursuant to Section 5.5 of that certain Shareholders' Agreement, dated as of July 15, 1988 (the "Agreement"), the Corporation is prohibited from issuing certificates evidencing ownership of the Shares to certain persons unless and until such persons first acknowledge the terms thereof and agree to be bound thereby; and

         The undersigned wishes to receive such a certificate;

         NOW, THEREFORE, in consideration of the premises and to induce the Corporation to issue such a certificate to the undersigned, the undersigned does hereby acknowledge and agree that (i) he has been given a copy of the Agreement and ample opportunity in which to read it, and the undersigned is thoroughly familiar with its terms, and (ii) the Shares are subject to the Agreement and the undersigned does hereby agree fully to be bound thereby.

         This ___ day of ____________, 19___.

                                             ___________________________________
_________________

*        For transfers of newly issued stock.

                                   SCHEDULE I
                            (SHAREHOLDERS' AGREEMENT)

                          Atlantic Data Services, Inc.

                                  SHAREHOLDERS

**  Common Stock

**  Shareholders    Current Shares    Shares to be Sold     Shares Remaining
R. W. Howe             105,000              12,550                92,450
W. H. Gallagher        105,000              12,550                92,450
L. M. Kennedy           60,000              19,700                40,300
E. B. Gardner           30,000              10,630                19,370
                        ------              ------                ------

                       300,000              55,430               244,570


                              Robert W. Howe
                              3 Jason's Lane
                              Scituate, MA 02060

                              William E. Gallagher
                              72 Katy-Did Lane
                              Hanson, MA 02341

                              Lee M. Kennedy
                              98 King Caesar Road
                              Duxbury, MA 02332

                              Edward B. Gardner, Jr.
                              107 Louise Road
                              Braintree, MA 02184